Exhibit 99.1

- NEWS RELEASE -
Date:	April 17, 2006
Contact:	Michael G. Carlton
President and CEO
Bruce W. Elder
Vice President
(919) 460-7770

Crescent Financial Corporation

Announces 53% Increase in Comparative First Quarter Earnings and 27%

Increase in Earnings Per Share

CARY, N.C. – Crescent Financial Corporation (NasdaqNM: CRFN), parent company of Crescent State Bank today announced unaudited net income for the quarter ended March 31, 2006 of $982,000 reflecting a 53% increase over net income of $641,000 for the prior year quarter. Diluted earnings per share for the current three-month period was $.19 compared to diluted earnings per share of $.15 for the prior year period reflecting a 27% increase. The percent increase in earnings per share and the increase in earnings were not comparable due to the issuance of 848,000 shares during the fourth quarter of 2005.

The increase in earnings resulted from strong earning asset growth and an improved net interest margin due to rising interest rates. Net interest income increased by 34% from $3.0 million in the first quarter of 2005 to $4.1 million in the current quarter of 2006. Solid growth in service charges and other deposit service fees allowed non-interest income to increase by 9% from $544,000 to $596,000 despite decreases in mortgage loan origination and brokerage revenues. Non-interest expenses increased by 19% from $2.4 million to $2.9 million primarily in the areas of personnel, occupancy and data processing expenses as the Company continued to expand its franchise. During the past year, the Company opened one new full-service branch office, moved a branch office into a permanent building, opened a loan production office and took occupancy of a new Operations facility. The provision for loan losses was $270,000 during the current quarter compared with $204,000 for the prior year period.

Crescent Financial Corporation reported total assets on March 31, 2006 of $445 million reflecting a 26% increase over total assets of $354 million on March 31, 2005. Total net loans increased by 28% from $274 million a year ago to $351 million at March 31, 2006. Total deposits increased 23% from $285 million to $350 million and total borrowings increased by 26% from $40 million to $51 million. Total stockholders’ equity grew by 57% from $27 million to $42 million at March 31, 2006 due in large part to the equity offering in the fourth quarter of 2005.

Mike Carlton, President and CEO, stated, “We are very pleased to end the first quarter on such a positive note. Thus far, we have been able to enhance the franchise through branch expansion, while continuing to post solid earnings. The 53% net income growth over the prior year quarter further validates that our strategic actions to date have been successful. Today, we announced the opening of our first branch office in Raleigh, North Carolina. As the year progresses, we will continue to evaluate other expansion opportunities. We anticipate completing the recently announced merger with Port City Capital Bank of Wilmington, North Carolina in the third quarter of 2006. We are confident that these initiatives will position us well for continued growth and prosperity.”

Crescent State Bank is a state chartered bank operating ten banking offices in Cary (2), Apex, Clayton and Holly Springs, Southern Pines, Pinehurst, Sanford, Garner and Raleigh, North Carolina. Crescent Financial Corporation stock can be found on the NASDAQ National Market trading under the symbol CRFN. Investors can access additional corporate information, product descriptions and online services through the Bank’s website at www.crescentstatebank.com.

Information in this press release contains “forward-looking statements.” These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Crescent Financial Corporation’s recent filings with the Securities Exchange Commission, including but not limited to its Annual Report on Form 10-K and its other periodic reports.

Crescent Financial Corporation

Consolidated Balance Sheet

(Amounts in thousands except share and per share data)

(Unaudited)

	March 31, 2006	December 31, 2005 (a)	September 30, 2005	June 30, 2005	March 31, 2005
ASSETS
Cash and due from banks	$10,577	$9,403	$12,176	$8,652	$7,563
Interest earning deposits with banks	571	69	593	616	329
Federal funds sold	—	—	—	14,753	482
Investment securities available for sale at fair value	59,262	55,550	53,155	52,251	51,711
Loans	355,806	328,322	322,192	301,111	278,279
Allowance for loan losses	(4,621)	(4,351)	(4,293)	(4,066)	(3,876)

Net Loans	351,185	323,971	317,899	297,045	274,403
Accrued interest receivable	1,913	1,768	1,561	1,403	1,358
Federal Home Loan Bank stock	2,712	2,133	2,957	2,102	2,102
Bank premises and equipment	5,008	4,844	3,936	3,622	3,249
Investment in life insurance	5,533	5,483	5,434	5,384	5,333
Goodwill	3,600	3,600	3,600	3,600	3,600
Other assets	4,657	3,967	3,715	3,426	3,784

Total Assets	$445,018	$410,788	$405,026	$392,854	$353,914

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Deposits
Demand	$49,879	$46,830	$52,921	$50,322	$43,411
Savings	12,110	9,365	7,072	3,673	3,306
Money market and NOW	89,472	87,695	82,636	94,930	76,442
Time	198,103	178,191	170,120	173,945	161,964

Total Deposits	349,564	322,081	312,749	322,870	285,123
Short-term borrowings	10,775	14,964	31,314	2,213	221
Long-term debt	40,248	30,248	30,248	38,248	40,248
Accrued expenses and other liabilities	2,025	2,038	1,537	1,381	1,388

Total Liabilities	402,612	369,331	375,848	364,712	326,980
STOCKHOLDERS’ EQUITY
Common stock	5,035	5,026	4,170	4,120	3,573
Additional paid-in capital	29,513	29,406	18,574	18,219	18,708
Retained earnings	8,689	7,707	6,702	5,857	5,204
Accumulated other comprehensive loss	(831)	(682)	(268)	(54)	(551)

Total Stockholders’ Equity	42,406	41,457	29,178	28,142	26,934

Total Liabilities and Stockholders’ Equity	$445,018	$410,788	$405,026	$392,854	$353,914

Ending shares outstanding ( b )	5,034,710	5,026,394	4,170,494	4,120,391	4,108,937
Book value per share	$8.42	$8.25	$7.00	$6.83	$6.55

Crescent Financial Corporation

Consolidated Income Statements

(Amounts in thousands except share and per share data)

(Unaudited)

	For the three-month period ended
	March 31, 2006	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005
INTEREST INCOME
Loans	$6,433	$5,989	$5,466	$4,814	$4,186
Investment securities available for sale	663	612	576	566	569
Fed funds sold and other interest	5	8	17	14	9

Total Interest Income	7,101	6,609	6,059	5,394	4,764

INTEREST EXPENSE
Deposits	2,391	2,077	1,841	1,619	1,347
Short-term borrowings	233	211	201	45	356
Long-term debt	403	383	369	405	17

Total Interest Expense	3,027	2,671	2,411	2,069	1,720

Net Interest Income	4,074	3,938	3,648	3,325	3,044
Provision for loan losses	270	60	240	303	204

Net interest income after provision for loan losses	3,804	3,878	3,408	3,022	2,840

Non-interest income
Mortgage loan origination income	145	186	237	159	172
Service charges and fees on deposit accounts	318	297	269	242	237
Realized gain/loss on sale of securities	—	—	(17)	1	—
Other	133	192	125	181	135

Total non-interest income	596	675	614	583	544
Non-interest expense
Salaries and employee benefits	1,569	1,723	1,509	1,369	1,302
Occupancy and equipment	469	454	443	440	392
Data processing	183	170	162	162	154
Other	650	659	604	643	575

Total non-interest expense	2,871	3,006	2,718	2,614	2,423

Income before income taxes	1,529	1,547	1,304	991	961
Income taxes	547	542	459	338	320

Net income	$982	$1,005	$845	$653	$641

NET INCOME PER COMMON SHARE ( b )
Basic	$0.20	$0.21	$0.20	$0.16	$0.16

Diluted	$0.19	$0.20	$0.19	$0.15	$0.15

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING ( b )
Basic	5,031,502	4,714,557	4,142,454	4,115,021	4,105,337

Diluted	5,226,799	4,918,451	4,384,392	4,369,012	4,339,019

Return on average assets	0.93%	0.98%	0.86%	0.72%	0.76%
Return on average equity	9.38%	10.63%	11.62%	9.42%	9.50%
Net interest margin	4.09%	4.09%	3.93%	3.89%	3.84%
Allowance for loan losses to avg loans	1.30%	1.33%	1.33%	1.35%	1.39%
Nonperforming loans to total loans	0.01%	0.01%	0.07%	0.07%	0.03%
Nonperforming assets to total assets	0.01%	0.01%	0.05%	0.05%	0.02%

(a)	Derived from audited financials.
(b)	Adjusted, where applicable, for the stock split effected as a 15% stock dividend paid on April 27, 2005 to stockholders of record on April 14, 2005.